Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 dated March 6, 2009 (Registration No. 333-157748) of Global Health Voyager, Inc. (formerly known as NT Media Corp. of California Inc.) of our report dated April 15, 2011 relating to the financial statements which appear in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2010.

Goldman Kurland and Mohidin, LLP

Encino, California

October 19, 2011